 As filed with the Securities and Exchange Commission on November 15, 1999
                                                   Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            SECURITY FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                             341579662
  (State or Other Jurisdiction                               (IRS Employer
of Incorporation or Organization)                           Identification No.)

                              ONE SOUTH MAIN STREET
                                NILES, OHIO 44446
                                 (330) 544-7400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

  MR. GLENN E. GRIFFITHS                             COPIES OF COMMUNICATION TO:
  PRESIDENT AND CHIEF EXECUTIVE OFFICER              EDWIN L. HERBERT, ESQ.
  SECURITY FINANCIAL CORP.                           WERNER & BLANK CO., L.P.A.
  ONE SOUTH MAIN STREET                              7205 W. CENTRAL AVENUE
  NILES, OH 44446                                    TOLEDO, OH 43617
  (330) 544-7400                                     (419) 841-8051
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

       Approximate date of commencement of proposed sale of the securities to the public:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X].

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 , other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ].



                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of Each                          Proposed Maximum         Proposed Maximum
Class of Securities      Amount to     Offering Price          Aggregate Offering      Amount of
to be Registered       be Registered   Per Share(1)                Price(1)         Registration Fee
----------------       -------------   ------------                --------         ----------------

Common Stock,
no par value             50,000         $ 71.36                    $3,568,000.00    $  992.000

------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the bid and asked price on November 8, 1999 (such date being within five business days prior to the date of filing the Registration Statement.)

Prospectus

Security Financial Corp.
Dividend Reinvestment and
Stock Purchase Plan
50,000 Shares of Common Stock, No Par Value

         Security Financial Corp. (the "Company" or "we") is offering to its shareholders the opportunity to purchase shares of the Company's Common Stock, no par value (the "Common Stock"), by reinvesting dividends or by making optional cash investments under the Security Financial Corp. Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This prospectus describes the Plan and provides complete details on it as it is currently in effect. Eligible shareholders under the Plan may reinvest all or a portion of their cash dividends in shares of Common Stock as well as make optional cash investments of $100 or more per investment in Common Stock up to a total of $1,000 per calendar quarter. In addition, dividends on all shares acquired and held in the accounts of participants under the Plan will be automatically reinvested in additional shares of Common Stock.

         The Company's principal executive offices are located at One South Main Street, Niles, Ohio 44446, telephone: (330) 544-7400. The Company's Common Stock is traded over the counter.

         The Administrator of the Plan will purchase shares of Common Stock for participants from the Company at a price equal to the midpoint (computed to six decimal places) between the highest asked and lowest asked price per share of Common Stock over the ten trading days immediately preceding the dividend payment date under the Plan on which purchases at that price are being made. No brokerage commissions, fees or service charges will be incurred by participants in connection with purchases of shares under the Plan or for participating in the Plan. The Administrator will charge participants the brokerage commissions for the sale of shares of Common Stock at the election of the participant upon termination of participation in the Plan.

         We suggest you keep this Prospectus for future reference.

         Investing in the Company's securities involves risk. See "Risk Factors" beginning on page 4.

         None of the securities offered by this Prospectus are deposits or accounts. They are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 15, 1999.

           - We have not authorized anyone to give you any information that differs from the information in this Prospectus. If you receive different information, you should not rely on it.

           - This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

                                TABLE OF CONTENTS




                                                                                                            Page
                                                                                                            ----

RISK FACTORS.................................................................................................4

WHERE YOU CAN FIND MORE INFORMATION..........................................................................7

THE COMPANY..................................................................................................7

USE OF PROCEEDS..............................................................................................8

THE PLAN.....................................................................................................8
         Purpose.............................................................................................8
         Administration......................................................................................9
         Eligibility.........................................................................................9
         Participation by Shareholders......................................................................10
         Purchases..........................................................................................11
         Dividends..........................................................................................11
         Costs..............................................................................................11
         Optional Cash Payments.............................................................................12
         Reports to Participants............................................................................13
         Certificates for Shares............................................................................13
         Withdrawal of Shares...............................................................................14
         Termination of Participation in the Plan...........................................................15
         General Information................................................................................16

LEGAL OPINION...............................................................................................19

EXPERTS ....................................................................................................20

INDEMNIFICATION.............................................................................................20

                                  RISK FACTORS

         In addition to the other information in this Prospectus and the information we incorporate by reference, you should consider carefully the following factors in evaluating the Company and our business before purchasing our Common Stock.

BECAUSE OUR COMMON STOCK TRADES OVER THE COUNTER, OUR SHARES MAY BE SUBJECT TO EXTREME PRICE FLUCTUATIONS AND YOU MAY HAVE DIFFICULTY TRADING YOUR SHARES.

         Persons who purchase our Common Stock may be unable to readily sell the Common Stock. Our Common Stock trades only over the counter and has been trading with limited volume. We are not currently listed on the Nasdaq National Market or any national stock exchange. Furthermore, because our Common Stock is not listed on the Nasdaq National Market, trading in our Common Stock is also limited by SEC rules. There can be no assurance that we will list our securities on a national securities exchange at any time in the future.

BECAUSE WE FACE INTENSE AND SIGNIFICANT COMPETITION FROM MANY LARGE MULTI-BANK HOLDING COMPANIES, OUR ABILITY TO ATTRACT DEPOSITS, MAKE LOANS OR DEVELOP OTHER LINES OF BUSINESS MAY BE ADVERSELY AFFECTED.

         In addition to the challenge of attracting and retaining customers for traditional banking services, our competitors now include securities dealers, brokers, mortgage bankers, investment advisers and finance and insurance companies who seek to offer one-stop financial services to their customers that may include services that banks have not been able or allowed to offer to their customers in the past. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial services providers. If we fail to adequately address each of the competitive pressures in the banking industry, our financial condition and results of operations could be adversely affected.

BECAUSE WE ARE ENGAGED IN A HEAVILY REGULATED INDUSTRY, ANY CHANGES IN GOVERNMENTAL LAWS AND REGULATION AND POLICY COULD LIMIT OUR FUTURE GROWTH.

         Any changes to federal banking laws and regulations may negatively impact our ability to expand services and to increase the value of our business. We are subject to extensive state and federal regulation, supervision, and legislation that govern almost all aspects of our operations. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. In addition, the Company's earnings are affected by the monetary policies of the Federal Reserve Board. These policies, which include regulating the national supply of bank reserves and bank credit, can have a major effect upon the source and cost of funds and the rates of return earned on loans and investments. The Federal Reserve influences the size and distribution of bank reserves through its open market operations and changes in cash reserve requirements against member bank deposits. We cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, but such changes could be materially adverse to our financial performance.

BECAUSE OUR PROFITABILITY IS DIRECTLY RELATED TO INTEREST RATES, ANY CHANGES IN THESE RATES MAY ADVERSELY AFFECT OUR EARNINGS AND FINANCIAL CONDITION.

         Changes in interest rates affect our operating performance and financial condition in diverse ways. Our profitability depends in substantial part on our "net interest spread," which is the difference between the rates we receive on loans and investments and the rates we pay for deposits and other sources of funds. Our net interest spread will depend on many factors that are partly or entirely outside our control, including competition, federal economic, monetary and fiscal policies, and economic conditions generally. Historically, net interest spreads for other financial institutions have widened and narrowed in response to these and other factors, which are often collectively referred to as "interest rate risk."

BECAUSE WE DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL, ANY LOSS OF, OR OUR INABILITY TO ATTRACT, THESE PERSONNEL COULD ADVERSELY AFFECT US.

         Our success depends upon the continued service of our senior management team and upon our ability to attract and retain qualified financial services personnel. Competition for qualified employees is intense. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and attributes required in carrying out our strategy. If we lose the services of our key personnel, or are unable to attract additional qualified personnel, our business, financial condition, results of operations and cash flows could be materially adversely affected.

BECAUSE OUR ABILITY TO PAY DIVIDENDS IS SUBJECT TO REGULATORY LIMITATIONS, THERE IS NO ASSURANCE THAT WE WILL CONTINUE TO PAY DIVIDENDS.

         Although we have paid dividends on our Common Stock in the past, there is no assurance that we may or will continue to pay dividends in the future. Dividends are subject to determination and declaration by our board of directors, which takes into account many factors. The declaration of dividends by us on our Common Stock is subject to the discretion of our board and to applicable federal regulatory limitations. We cannot guarantee that dividends will not be reduced or eliminated in future periods. Our ability to pay dividends on our Common Stock depends on our receipt of dividends from our bank subsidiary. The Company's subsidiary bank is an Ohio chartered state bank and, as such, is subject to restrictions and limitations in the amount and timing of the dividends it may pay to us.

WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS, ANY OF WHICH MAY DISCOURAGE TAKEOVER ATTEMPTS AND COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

         Provisions of our Articles of Incorporation and Bylaws and Delaware law could have the effect of discouraging takeover attempts which certain stockholders might deem to be in their interest.

THE FAILURE OF OUR COMPUTER SYSTEMS OR THOSE OF OUR KEY VENDORS, SUPPLIERS AND CUSTOMERS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS.

         We are dependent, to a substantial degree, upon the proper functioning of our computer systems as well as those of our vendors, suppliers and customers. Most of our information and data is provided electronically and is dependent on information systems and telecommunications. In addition, most of our products and services rely on information and data provided by others. If:

- our computer systems or those of our vendors and suppliers cannot provide accurate information in a timely manner;
-   we are unable to accurately and timely process such information;
-   our customers are unable to receive and use our products and services; or
- a general disruption of our telecommunications and utilities occurs as a result of the Year 2000 problem,

we could suffer financial loss and potential legal liability.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the site address is http:\\www.sec.gov.

         The SEC allows the Company to "incorporate by reference" the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. We incorporate by reference all documents listed below and all filings made with the SEC after the date of the filing of this registration statement pursuant to
Section 13(a), 13(c), 14 or 15 (d) of the Securities Exchange Act of 1934 until this offering is terminated.

         The documents we incorporate by reference are:

         1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;
         2) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;
         3) The Company's Report on Form 10-QSB for the quarter ended June 30, 1999;
         4) The Company's Report on Form 10-QSB for the quarter ended September 30, 1999;
         5) The Company's Reports on Form 8-K dated February 25 and May 7, 1999 and an Amendment on Form 8-K/A to the Form 8-K dated February 25, 1999; and
         6) The description of the Company's common stock contained in our registration statement on Form 10-SB filed with the SEC on April 30, 1998 and in an amendment to our registration statement on Form 10-SB/A filed on August 28, 1998.

         You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing Ms. Lynn Bowers, our Corporate Secretary, at One South Main Street, Niles Ohio 44446 or by calling 330-544-7400.



                                   THE COMPANY

         The Company, a bank holding company registered under the Bank Holding Company Act, is headquartered in Niles, Ohio. The Company provides commercial banking and related financial services from the 5 branches and offices of its bank subsidiary, Security Dollar Bank, in Ohio.

                                 USE OF PROCEEDS

         The Company has no basis for estimating the number of shares of Common Stock that will ultimately be sold by the Company pursuant to the Plan or the prices at which such shares will be sold. Any net proceeds received by the Company from the sale of shares under the Plan will be added to the Company's general funds and used for working capital and general corporate purposes, including investments in and advances to the Company's subsidiary bank. The amounts and timing of the application of proceeds will depend upon the funding requirements of the Company and its subsidiary and the availability of other funds. Based upon the anticipated growth of the Company's subsidiary bank and the financial needs of the Company, management anticipates that the Company from time to time will engage in additional financings of a character and in amounts that have yet to be determined.

                                    THE PLAN

         The following is the description of the Plan.

                                     PURPOSE

1.       What is the purpose of the Plan?

         The Plan offers holders of Common Stock a systematic method of investing their cash dividends in Common Stock without the payment of any brokerage commission, service charge or other expense. Because the Common Stock will be purchased from the Company, the Plan will also provide the Company with the means of raising new capital.

2.       What are some of the advantages of the Plan?

         A participant in the Plan who authorizes reinvestment of dividends will have the following options:

         a. Dividend reinvestment on all shares owned of record or hereafter acquired of record.

         b. The shareholder will indicate the number of shares on which the shareholder wishes to have dividends reinvested. That number of shares can be any number, up to and including the number of shares currently owned of record.

         c. Participants can avoid the inconvenience and expense of safekeeping certificates for shares credited to their Plan accounts since certificates for such shares will only be issued at the request of a participant or upon termination of participation. In addition, participants at no cost may deposit shares currently participating in the Plan and being held by them in certificate form with the Plan Administrator. This will relieve participants of the responsibility for loss, theft, or destruction of their certificates participating in the Plan. All shares held by the Plan Administrator must be participating in the Plan.

         d.       Periodic statements of account will simplify record keeping.

         e. Dividends on the designated shares will be reinvested in shares of Common Stock at market price (see Question 10). There are no brokerage commissions or service charges for purchases under the Plan. Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be purchased. A statement of account will be mailed to each participant following each payment of a dividend pursuant to the terms of the Plan.

                                 ADMINISTRATION

3.       Who administers the Plan for the participants?

         Security Dollar Bank, the Company's wholly owned subsidiary (the "Administrator"), will administer the Plan, keep records, send statements of account to participants and perform other duties pertaining to the Plan. All shares held in the Plan will be held in book entry by or through the Administrator until a participant makes a written request for certificates of all or part of his or her shares (see Question 21). The Administrator acts as the transfer agent of the Company's Common Stock. All questions and correspondence concerning the Plan should be addressed to the Administrator as follows:

                  Security Dollar Bank
                  Shareholder Relations Department
                  One South Main Street
                  Niles, OH  44446-0228
                  Phone: (330) 544-7400

         All shares in the Plan will be credited to the account of Participants, registered in the name of the Plan and held by the Administrator in book entry form.

                                   ELIGIBILITY

4.       Who is eligible to participate?

         All holders of record of shares of Common Stock of the Company are eligible to participate in the Plan. Before they may participate in the Plan, any beneficial owner of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become shareholders of record by having their shares transferred into their names, or make appropriate arrangements with their broker or bank to participate in the Plan for the benefit of such shareholder. The Common Stock of the Company is Depository Trust Company (DTC) eligible under CUSIP number 81424E107.

         You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for the Company to permit your participation.

                          PARTICIPATION BY SHAREHOLDERS

5.       How do shareholders participate?

         An eligible shareholder may join the Plan by completing and signing the Shareholder Authorization Form enclosed herewith and returning it to the Administrator. A Shareholder Authorization Form and a postage-paid return envelope may be obtained at any time by writing to Security Dollar Bank, Shareholder Relations Department, Administration, Security Financial Corp. Dividend Reinvestment Plan, One South Main Street, Niles, Ohio 44446-0228.

6.       When may an eligible shareholder join the Plan?

         An eligible shareholder may join the Plan at any time. If the Shareholder Authorization Form is received by the Administrator prior to the dividend record date (dividend record dates normally occur in March, June, September and November), the next dividend paid will be used pursuant to the Plan, to purchase shares of Common Stock. If the Shareholder Authorization Form is received after the dividend record date, that dividend will be paid in cash and participation in the Plan will begin with the subsequent cash dividend payment.

7.       What does the Shareholder Authorization Form provide?

         The Shareholder Authorization Form enrolls the participant in the Plan and it directs the Administrator to either reinvest all dividends or dividends on a designated number of shares of the Common Stock registered in the participant's name. The number of shares on which the shareholder may reinvest dividends may be any number of one or more, up to and including the number of shares currently owned of record.

8. Can shareholders participate with less than 100% of their cash dividends?

         Yes. Eligible shareholders have the option under the Plan to designate the number of shares to participate in the dividend reinvestment plan. Once the number of shares to participate has been selected, that number will remain in effect until the election is changed.

9.       Can shareholders change their election under the Plan?

         Yes. At any time, shareholders may change their election of the number of shares of Common Stock participating in the Dividend Reinvestment Plan. To do so, a new Shareholder Authorization Form must be completed and returned. The answer to Question 5 describes how to obtain a Shareholder Authorization Form and a return envelope. Any change of election concerning the reinvestment of dividends must be received by the Administrator prior to the dividend record date to be effective for that dividend.

                                    PURCHASES

10.      What will be the price of Common Stock purchased under the Plan?

         The price per share of Common Stock purchased under the Plan will be the midpoint, computed to six decimal places, between the highest asked and lowest asked price per share for transactions in the Common Stock over the ten business days immediately preceding the dividend payment date on which purchases of Common Stock at such price are being made.

11.      How are shares acquired under the Plan?

         Shares of Common Stock of the Company acquired by participants in the Plan will be purchased from the Company.

12. How will the number of shares purchased for each participant be determined?

         The number of shares that will be purchased from a participant's dividend will depend on the amount of that dividend and the applicable purchase price of the Common Stock. The participant's account will be credited with the number of shares, including any fractional share (computed to the sixth decimal place), that results from dividing the amount of dividends plus any optional cash payments to be invested by the applicable purchase price.

13.      When will purchases of Common Stock be made?

         The Administrator will purchase Common Stock for the Plan on each dividend payment date.

                                    DIVIDENDS

14.      Will dividends be paid on shares held in Plan accounts?

         Yes. Cash dividends on full shares and any fraction of a share credited to each Plan account will be reinvested automatically in full under the Plan in additional shares of Common Stock and credited to each account.

                                      COSTS

15. Are there any out-of-pocket expenses to a shareholder who participates in the Plan?

         No. All out-of-pocket costs and expenses associated with the operation of the Plan, including service charges, will be paid by the Company. However, a participant who withdraws from participation in the Plan and instructs the Administrator to sell the Common Stock then held in the Plan for his or her account will be responsible for his or her prorata share of applicable brokerage commissions, if any.

                             OPTIONAL CASH PAYMENTS

16.      May cash be added to purchase additional shares?

         Yes. Additional shares may be purchased with optional cash payments by participants in the Dividend Reinvestment Plan.

17.      When can optional cash payments be made?

         Optional cash payments received by the Administrator will be invested in additional shares concurrently with the dividend being reinvested. The Administrator will accept optional cash payments at anytime following a cash dividend record date and prior to such dividend's payment date. The Administrator will return to participants any optional cash payments which are not invested within thirty (30) days following such cash dividend's payable date. Optional cash payments received after the payable date for a dividend will be received too late to be invested with the proceeds received by the Administrator from such dividend and the optional cash payment will be returned to the participant. NO INTEREST WILL BE PAID ON ANY OPTIONAL CASH PAYMENT WHILE HELD BY THE ADMINISTRATOR.

18. What is the maximum aggregate amount of cash that can be invested through optional cash payments?

         Up to $1,000 per calendar quarter in optional cash payments can be invested in the Plan. Each optional cash payment must be at least $100. The same amounts of cash need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

         In the case of a nominee who holds Common Stock for more than one beneficial owner, optional cash investments of more than $1,000 per quarter may be made provided such nominee certifies to the Administrator and the Company, accompanied by such documentation as the Company may require, that each beneficial owner is not making optional cash investments in excess of the quarterly limit.

         The Company reserves the right, in its sole discretion, to determine who is an owner for purposes of the foregoing restriction, and, without limitation, to determine whether optional cash payments by any particular owner aggregate more than $1,000 in any quarter. The Company may require evidence satisfactory to it in its sole discretion to demonstrate compliance with the $1,000 limitation.

19.      How can I make an optional cash payment to purchase additional shares?

         A participant can make an optional cash payment to purchase additional shares by returning the Authorization Form, completed for your optional cash investment, to the Administrator with a check or money order made payable to Security Dollar Bank at the address in paragraph 3 above. PLEASE DO NOT SEND CASH. THE ADMINISTRATOR WILL PROVIDE AUTHORIZATION FORMS TO PARTICIPANTS UPON REQUEST.

                             REPORTS TO PARTICIPANTS

20.      What reports will be sent to participants in the Plan?

         A statement of account showing amounts invested, purchase prices, shares purchased, and other information for the year to date will be mailed quarterly to each participant as soon as practicable after each purchase of Common Stock, normally within 10 business days following such purchase. THESE STATEMENTS ARE A CONTINUING RECORD OF CURRENT ACTIVITY AND THE COST OF PURCHASES AND SHOULD BE RETAINED FOR TAX PURPOSES. A YEAR-END STATEMENT WILL ALSO BE MAILED.

         In addition, participants will receive copies of communications sent to all holders of the Company Common Stock, including the annual report to shareholders, any quarterly report provided to shareholders, a notice of the annual meeting of shareholders and proxy statements, and information for reporting dividend income for federal income tax purposes.

                             CERTIFICATES FOR SHARES

21. Will certificates be issued for shares of Common Stock purchased under the Plan?

         No certificate will be issued to a participant for shares of Common Stock credited to his or her Plan account unless he or she requests the Plan Administrator, in writing, to do so, or until the participant's account is terminated. Shares of Common Stock purchased through the Plan for a participant will be credited to the account of the participant, registered in the name of the Plan and held in book entry form. The number of shares credited to a participant's Plan account, as well as the number of shares of Common Stock on which dividends are being reinvested will be shown on the periodic statement of the participant's account.

         A participant may, at any time, request in writing that the Plan Administrator send the participant a certificate for all or part of the whole shares of Common Stock credited to his or her Plan account. Any remaining whole or fractional shares will continue to be credited to the Plan account. Certificates for fractional shares will not be issued under any circumstances.

22.      In whose name will certificates be registered when issued?

         Accounts under the Plan will be maintained in the name in which participants' shares of Common Stock were registered at the time they enrolled in the Plan. Consequently, certificates for whole shares of Common Stock will be similarly registered when issued unless the participant requests issuance of the shares in a different name(s). If different registration of the shares is desired, the participant should call the Plan Administrator for transfer instructions (see Question 3).

23.      May shares in a Plan account be pledged?

         No. Shares of Common Stock credited to the Plan account may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign such shares must request that a certificate for such shares be issued in his or her name.

                              WITHDRAWAL OF SHARES

24.      How does a participant withdraw shares from the Plan?

         A participant may withdraw all or a portion of the whole shares of Common Stock credited to his or her Plan account by notifying the Plan Administrator in writing (see Question 3), specifying the number of whole shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to the participant at the earliest possible opportunity. In no case will certificates for fractional shares be issued. After a participant withdraws shares of Common Stock from his or her Plan account, cash dividends on such shares will continue to be reinvested in accordance with the instructions given by the participant on his or her most recently dated Authorization Form, so long as the participant remains the record holder of such shares and has not terminated his or her participation in the Plan.

25. Can a participant sell shares of Common Stock held in his or her Plan account?

         A participant may request that all or a portion of the shares of Common Stock held in his or her Plan account be sold by completing the "Sale of Shares" section at the bottom of his or her account statement or by writing a letter of instruction to the Plan Administrator (see Question
         3). Any such request must be signed by a person named on the Plan account. Sale of shares of Common Stock held in a participant's Plan account does not terminate Plan participation if the participant remains the registered owner of at least one share of Common Stock, unless the participant specifically requests such termination. Sales will be executed within ten business days of receipt by the Plan Administrator of a duly executed request. Proceeds from the sale of shares of Common Stock will depend on, among other things, the market price of the Common Stock at the time the sale order is directed by the Plan Administrator. Such market price may vary significantly between the time the participant submits his or her request for sale of the shares and the time the sale order is directed by the Plan Administrator with a broker. There can be no guarantee that the shares of Common Stock will be sold at a specific price. The participant will receive a check for the proceeds of the sale, less any brokerage commission and any applicable transfer tax incurred.

26. What happens to any fractional share when a participant directs the Plan Administrator to sell or withdraw all shares from his or her Plan account?

         Any fractional share will be directed to be sold by the Plan Administrator and a cash payment made for the sale price thereof, less any brokerage commission and transfer tax incurred. The net proceeds of any fractional share, together with any proceeds from the sale of whole shares or a certificate for whole shares, as the case may be, will be mailed to the participant.

                    TERMINATION OF PARTICIPATION IN THE PLAN

27.      How does a participant terminate participation in the Plan?

         A participant may terminate his or her participation in the Plan at any time by notifying the Plan Administrator in writing (see Question 3). If notice of termination is received at least two weeks before the record date for a cash dividend, that dividend will be paid, in cash, to the participant; otherwise that dividend will be reinvested for the participant's Plan account. No terminations will be processed between a dividend record date and a dividend payment date. Any requests for termination of participation received during this period will be held until the shares purchased with the dividend are posted to the participant's account. Any optional cash payment which has been received by the Plan Administrator prior to receipt of notice to discontinue dividend reinvestment will be invested in accordance with the Plan unless return of the payment is requested in a written notice received by the Plan Administrator at least one week prior to the date when such cash payment is to be invested. Thereafter, the participant's participation in the Plan will be terminated, the Plan account will be closed, and all dividends on Common Stock held by the participant of record will be paid directly to that participant.

         Termination of dividend reinvestment will automatically terminate a participant's right to invest in additional shares of Common Stock by making optional cash payments.

28. What will participants receive when they terminate participation in the Plan?

         The Plan Administrator will send to a participant who has terminated participation in the Plan a certificate for the number of whole shares in his or her Plan account unless directed otherwise. Any fractional share will be sold and a cash payment will be made to the participant for the sale price thereof, less any brokerage commission and transfer tax incurred.

29.      May a former participant later rejoin in the Plan after termination?

         Yes. Any eligible shareholder of record may rejoin the Plan at any time by completing a new shareholder Authorization Form. However, the Company may reject any such Form from a previous participant on grounds of excessive termination and rejoining.




                               GENERAL INFORMATION

30. What happens when a participant sells or transfers all shares of Common Stock held in certificate form?

         If a participant disposes of all of the shares of Common Stock held in certificate form the Plan Administrator will continue to reinvest the dividends on all shares credited to that participant's Plan account, provided there is at least one full share of Common Stock in his or her Plan account.

31. What happens when a participant who is reinvesting dividends on all or a portion of the shares of Common Stock held in certificate form sells or transfers a portion of such shares?

         If a participant who is reinvesting cash dividends on all of the shares of Common Stock held in certificate form disposes of a portion of such shares, the Plan Administrator will continue to reinvest the dividends on the remainder of such shares and, of course, will continue to reinvest the dividends on the shares of Common Stock credited to the participant's Plan account.

         If a participant who is reinvesting cash dividends on a portion of the shares of Common Stock held in certificate form disposes of a portion of such shares, the Plan Administrator will continue to reinvest cash dividends on the remainder of such shares up to the number of shares of Common Stock authorized in the participant's most recently dated Authorization Form and will continue to reinvest the cash dividends on the shares credited to the participant's Plan account.

         For example, if a participant selected the partial dividend reinvestment option and authorized the Plan Administrator to reinvest the cash dividends paid on 50 shares of a total of 100 shares of Common Stock held in certificate form, and then the participant disposes of 25 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends paid on 50 of the remaining 75 shares. If instead the participant disposed of 75 shares of Common Stock, the Plan Administrator would continue to reinvest the cash dividends paid on the remaining 25 shares of Common Stock.

32.      What happens if the Company declares a stock dividend or stock split?

         Shares of Common Stock distributed by the Company pursuant to a stock dividend or a stock split with respect to shares of Common Stock owned by the participant and held in certificate form will be issued in certificate form to the Participant, which additional shares will participate in the reinvestment of dividends if the option to reinvest on all shares was selected at the time of enrollment. (See Question 8). Shares of Common Stock issued pursuant to a stock split or stock dividend on shares held in the plan and allocated to the account of a participant, will be automatically added to such account and will automatically participate in the reinvestment of dividends.

33. How will a participant's shares held by the Plan Administrator be voted at shareholder's meetings?

         Each participant in the Plan will receive a voting authorization card on which to indicate how the shares held by the Plan Administrator in such participant's Plan account should be voted. The Plan Administrator will vote at any annual or special meeting of shareholders full shares of Common Stock held for each participant's account under the Plan in accordance with the directions provided by the participant to the Plan Administrator. Fractional interests will not be voted. In the event that a participant provides no direction to the Plan Administrator, shares held by the Plan Administrator for that participant under the Plan will not be voted. If a participant also holds shares of Common Stock registered in his or her own name, such participant will receive a separate proxy card for those shares in connection with any meeting of shareholders.

34. What is the responsibility of the Company and the Plan Administrator under the Plan?

         In administering the Plan, the Company and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's Plan account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or incompetency, or any claim with respect to the timing or price of any purchase or sale.

         PARTICIPANTS MUST RECOGNIZE THAT NEITHER THE COMPANY NOR THE PLAN ADMINISTRATOR CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON SHARES PURCHASED OR SOLD UNDER THE PLAN.

         The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors in light of the Company's earnings, financial condition and other factors.

35.      May the Plan be changed or discontinued?

         Although the Company intends to continue the Plan in the future, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Written notice of any such amendment, suspension, modification or termination will be sent by the Company to participants, but the absence of notification will not affect the effectiveness of the amendment, suspension, termination or modification.

         If the Company terminates the Plan for the purpose of establishing another dividend reinvestment and Common Stock purchase plan, participants in the Plan will, if the Company so elects, be enrolled automatically in such other plan and shares credited to their Plan accounts will be credited automatically under such other plan unless notice to the contrary is received.

         The Company also reserves the right to terminate any shareholder's participation in the Plan at any time.

36.      How is the Plan to be interpreted?

         Any question of interpretation arising under the Plan will be determined by the Company and any such interpretation will be final.

         The Company may adopt rules and regulations for the administration of the Plan.

37.      What is sufficient notice to a participant?

         Any notice or certificate which is to be given by the Plan Administrator to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes when deposited, postage prepaid, in the United States mail, addressed to the participant at the participant's address as it shall last appear on the Plan Administrator's records.

38.      Can successor Plan Administrators be named?

         The Company may from time to time designate a successor Plan Administrator under the Plan.

39.      What are the income tax consequences of participation in the Plan?

         The following summary sets forth the general federal income tax consequences for an individual participating in the Plan. This discussion is not, however, intended to be an exhaustive treatment of such tax considerations. Future legislative changes or changes in administrative or judicial interpretations, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly, and because tax consequences may differ among participants in the Plan, each participant is urged to consult his or her own tax advisor to determine the particular tax consequences (including state income tax consequences) that may result from participation in and the subsequent disposal of shares purchased under the Plan.

         In general, participants reinvesting dividends under the Plan have the same federal income tax consequences with respect to their dividends as do shareholders who are not participants in the Plan. On the dividend payment date, participants will receive a taxable dividend equal to the cash dividend reinvested, to the extent the Company has earnings and profits. This treatment applies with respect to both the shares of Common Stock held of record by such participants and such participants' Plan account shares even though the dividend amount is not actually received in cash but is instead applied to the purchase of shares of Common Stock under the Plan.

         Shares or any fractional interest thereof of Common Stock purchased from the Company with reinvested dividends will have a tax basis equal to the amount of such reinvested dividends. The shares or any fractional interest thereof will have a holding period beginning on the day following the purchase date.

         Shares or any fractional interest thereof purchased with optional cash investments will have a tax basis equal to the amount of such payments. The holding period for such shares or fractional interest thereof will begin on the day following the purchase date.

         Participants will not recognize any taxable income when they receive certificates for whole shares credited to their account, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants will recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at their request or by the participants after withdrawal from or termination of the Plan. Participants will also recognize gain or loss when they receive cash payments for fractional interests in shares credited to their account upon withdrawal from or termination of the Plan. The amount of gain or loss will be the difference between the amount a participant receives for his or her whole shares or fractional interests and the tax basis for such shares. Provided that the shares are capital assets in the hands of the participant, the gain or loss will be a capital gain or loss, and will be long-term or short-term depending on the holding period.

         If a participant is a foreign shareholder whose dividends are subject to United States income tax withholding, or a participating domestic shareholder subject to backup withholding, the tax required to be withheld will be deducted from the amount of cash dividends reinvested. Since such withholding tax applies also to a dividend on shares credited to the participant's Plan account, only the net dividend on such shares will be applied to the purchase of additional shares of Common Stock. The Company cannot refund amounts withheld. Participants subject to withholding should contact their tax advisors or the IRS for additional information.


                                  LEGAL OPINION

         A legal opinion to the effect that the shares of Common Stock offered hereby have been duly authorized and, upon issuance in accordance with the terms of the Plan will be validly issued, fully paid and nonassessable, has been rendered by Werner & Blank Co., L.P.A.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by S. R. Snodgrass, A.C., independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 INDEMNIFICATION

         Under the Company's Bylaws, directors and officers of the Company are entitled to be indemnified to the fullest extent permitted by law in connection with actual or threatened lawsuits or proceedings arising out of their service to the Company or to another organization at the request of the Company. With respect to indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act of 1933, the Company has been informed that, in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore, unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is an itemized statement of expenses (all but the registration fee are estimates) of the Registrant in connection with the issuance and sale of the shares of Common Stock being registered.



         Registration fee                                    $      992.00
         Printing                                            $   10,000.00
         Blue Sky fees and expenses                          $    2,000.00
         Legal fees and expenses                             $   12,500.00
         Accounting fees and expenses                        $    1,000.00
         Miscellaneous                                       $    1,000.00
                                                             -------------
         TOTAL                                               $   27,492.00
                                                             =============



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, as amended (the "Delaware GCL"), permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the Delaware GCL provides that he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys' fees) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The statute provides, however, that no indemnification is allowed in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court may, upon application, determine that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, such person may be indemnified against judgments, fines, and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful, notwithstanding the outcome of the proceeding. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case by majority vote of a quorum of directors not parties to the proceeding, by written opinion of independent legal counsel, or by the stockholders, that the defendant met the applicable standard of conduct described above.

         The Delaware GCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. A corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         Delaware law also provides that the above rights shall not be deemed exclusive of other rights of indemnification or advancement of expenses under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         Under the Registrant's Bylaws, it must advance expenses incurred by the director or officer subject to delivery of an undertaking by or on behalf of the director or officer to repay the expenses only if it is ultimately determined that the director or officer is not entitled to indemnification.

The Registrant's Bylaws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware GCL, as in effect (or, to the extent authority for indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgements, fines, Employee Retirement Income Security Act ("ERISA") excise taxes or penalties, amounts paid or to be paid in settlement), reasonably incurred or suffered by such person in connection therewith.

As noted above, the Registrant's Bylaws generally require the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware GCL and are intended to provide the maximum protection available under the Delaware GCL. Because this provision is tied to the Delaware GCL, it may be modified by future changes in such law without further shareholder action. The Registrant's Bylaws expressly provide, however, that any such modification would be effective (for acts or omissions prior to the date of a change) only to the extent it would provide broader indemnification rights than those available under then existing law. In addition, the Registrant's Bylaws provide that all rights to indemnification and advances granted by such Bylaws shall be deemed to be contractual obligations between the Registrant and its directors and officers. Accordingly, the Bylaw provision cannot be repealed without the consent of the indemnitee. Repeal or modification of the Bylaw provision would only be effective on a prospective basis and would not affect rights to indemnification and expense advances in effect at the time of any act or omission that is the subject of a proceeding against a director or officer. Indemnification under any contract or agreement entered into between the

Registrant and its directors and officers would likewise not be affected by any such Bylaw repeal or modification.

The Registrant's Bylaw provisions are intended to indemnify for conduct which is determined to be grossly negligent or reckless. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and other agents of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy expressed in the Securities Act and is therefore unenforceable, absent a decision to the contrary by a court of competent jurisdiction.

         Section 102 (b) (7) of the Delaware GCL permits Delaware corporations in their certificates of incorporation to eliminate or limit the personal liability of directors to the corporation or its stockholders for monetary damages for breaches of certain duties. Under the Registrant's Certificate of Incorporation, a director of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, with the exception of liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant anticipates that it will maintain director and officer insurance in customary amounts consistent with the provisions of the Delaware GCL.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See the Index to Exhibits of this Registration Statement on Form S-3.


ITEM 17.  UNDERTAKINGS.

     (a)      The undersigned Registrant hereby undertakes

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niles, State of Ohio, this 11th day of November, 1999.

                                         Security Financial Corp.

                                         /s/ Glenn E. Griffiths
                                         ------------------------------------
                                         Glenn E. Griffiths
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               Signature                                        Title                                  Date
               ---------                                        -----                                  ----

/s/ Glenn E. Griffiths
-----------------------------------------
Glenn E. Griffiths                             President, Chief Executive Officer                     November 11, 1999
                                               and Director (Principal Executive Officer)             -----------------


 /s/ Stephen K. Miller
-----------------------------------------
Stephen K. Miller                              Treasurer                                              November 11, 1999
                                               (Principal Accounting Officer)                         -----------------


  /s/       *
-----------------------------------------
Robert J. McClurkin                            Director                                               November 11, 1999
                                                                                                      -----------------
  /s        *
-----------------------------------------
Douglas J. Neuman                              Director                                               November 11, 1999
                                                                                                      -----------------
  /s/       *
-----------------------------------------
Peter P. Rossi, Jr.                            Director                                               November 11, 1999
                                                                                                      -----------------
  /s        *
-----------------------------------------
Christopher J. Shaker                          Director                                               November 11, 1999
                                                                                                      -----------------
            *
-----------------------------------------
Robert I. Griffith, Jr.                        Director                                               November 11, 1999
                                                                                                      -----------------
            *
-----------------------------------------
Gary A. Clayman                                Director                                               November 11, 1999
                                                                                                      -----------------

* Glenn E. Griffiths hereby signs this Registration Statement on November 11, 1999, on behalf of each of the persons so indicated for whom he is attorney-in-fact pursuant to a power of attorney filed herewith, which persons, together with the undersigned, constituted a majority of the Registrant's Board of Directors.


                                                         /s/ Glenn E. Griffiths
                                                         ----------------------
                                                             Glenn E. Griffiths

                                  EXHIBIT INDEX





        Exhibit No.                                      Exhibit
        -----------                                      -------

             4               Shareholder Authorization Form for use in connection with the
                             Security Financial Corp. Dividend Reinvestment and Stock
                             Purchase Plan

             5               Opinion of Werner & Blank Co., L.P.A. as to validity of
                             securities registered

           23.1              Consent of S. R. Snodgrass, A. C., independent auditors for the Registrant

           23.2              Consent of Werner & Blank Co., L.P.A., regarding opinion
                             (contained in Exhibit 5)

            24               Power of Attorney